UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2014

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 18, 2014, NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the "Company") completed its previously announced acquisition from PPL Montana, LLC ("PPL Montana") of eleven hydroelectric facilities and associated assets representing 633 megawatts of capacity and one storage reservoir, each located in the state of Montana. PPL Montana is a wholly owned indirect subsidiary of PPL Energy Supply, LLC, which is a wholly owned indirect subsidiary of PPL Corporation. A copy of the press release announcing completion of the acquisition is attached as Exhibit 99.1 to this report and is incorporated herein by reference.
Pursuant to the terms of the purchase agreement concerning this acquisition, the Company paid PPL Montana approximately $903 million in cash, subject to certain post-closing adjustments set forth in the purchase agreement, which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 26, 2013. In connection with the closing of the acquisition, the Company and PPL Montana entered into an amendment of the purchase agreement, a copy of which is attached as Exhibit 2.2 to this report and is incorporated herein by reference. The amendment included miscellaneous clarifying and updating items.
As previously announced, the Company expects that the 194-megawatt Kerr project acquired as part of this transaction will be transferred to the Confederated Salish and Kootenai Tribes of the Flathead Reservation in September 2015, in accordance with the Kerr project’s federal license.
The purchase agreement, including the amendment, has been included as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the acquired assets or the Company. The representations, warranties, covenants and agreements contained in the purchase agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under the agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the acquired assets or the Company. Moreover, the assertions embodied in the representations and warranties contained in the purchase agreement are qualified by information in disclosure schedules that the parties have exchanged. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts of the acquired assets or the Company or its businesses. Information concerning the subject matter of the representations and warranties may change after the date of the purchase agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
2.1
Purchase and Sale Agreement, dated September 26, 2013, between NorthWestern Corporation and PPL Montana, LLC (incorporated by reference to Exhibit 2.1 of NorthWestern Corporation's Current Report on Form 8-K, dated September 26, 2013, Commission File No. 1-10499).**

2.2*	Amendment to the Purchase and Sale Agreement, dated as of November 17, 2014, between NorthWestern Corporation and PPL Montana, LLC.**
99.1*	Press Release dated November 18, 2014

*    filed herewith

**
Pursuant to the rules of the Commission, the remaining schedules and similar attachments have not been filed. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary

Date: November 24, 2014

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
2.1
Purchase and Sale Agreement, dated September 26, 2013, between NorthWestern Corporation and PPL Montana, LLC (incorporated by reference to Exhibit 2.1 of NorthWestern Corporation's Current Report on Form 8-K, dated September 26, 2013, Commission File No. 1-10499).**

2.2*	Amendment to the Purchase and Sale Agreement, dated as of November 17, 2014, between NorthWestern Corporation and PPL Montana, LLC.**
99.1*	Press Release dated November 18, 2014

*    filed herewith

**
Pursuant to the rules of the Commission, the remaining schedules and similar attachments have not been filed. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.